Exhibit 10.20

SATISFACTION AND RELEASE AGREEMENT

This SATISFACTION AND RELEASE AGREEMENT (this “Agreement”), dated as of December 27, 2017, effective as of January 1, 2018, is entered into by the undersigned, DANCING BEAR INVESTMENTS, INC., a Florida corporation (the “Creditor”), and THEGLOBE.COM, INC., a Delaware corporation (the “Company”),

WHEREAS, Michael S. Egan (“Egan”) is the sole owner of the Creditor;

WHEREAS, Egan and the Creditor are entering into a Common Stock Purchase Agreement of even date herewith to sell his majority stockholder interest in the Company to Delfin Midstream, LLC (the “Purchase Transaction”); and

WHEREAS, as a condition precedent to the closing of the Purchase Transaction, Egan and the Creditor have agreed to cancel its Promissory Notes with the Company, and waive any and all defaults, accrued and unpaid interest, fees, late charges, penalties or other claims arising therefrom;

WHEREAS, as a condition precedent to the closing of the Purchase Transaction, Egan and the Creditor have agreed to terminate the Revolving Loan Agreement with the Company and waive any and all indebtedness owed to the Creditor under such Revolving Loan Agreement, as well as waive any and all defaults, accrued and unpaid interest, fees, late charges, penalties or other claims arising therefrom;

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, hereby the parties agree as follows:

1.       Satisfaction of Notes; Purchase of Shares.

(a)       Payment Amount. Effective upon payment to the Creditor (the “Effective Date”) of the sum of One Dollar ($1.00) (the “Payment Amount”), the Creditor hereby acknowledges, affirms and agrees the Payment Amount shall in be full satisfaction of the Promissory Note from the Company in favor of the Creditor, a copy of which is attached hereto as Exhibit A (the “Note”).

(b)       Cancellation of Note; Acquisition of Shares. The Creditor unconditionally acknowledges, affirms and agrees that as of the Effective Date, the Notes shall be deemed satisfied, canceled, null and void, and the Company shall have no further obligation under the Notes.

2.       Release and Waiver by Creditor. On the Effective Date, the Creditor on behalf of himself/herself/itself and each of his/her/its heirs, successors, subsidiaries, affiliates, agents, attorneys and personal representatives (a “Creditor Party”), hereby fully and completely releases and forever discharges the Company and its subsidiaries, and each of the respective current, future and former officers, employees, directors, managers, members, stockholders, agents, attorneys, affiliates, predecessors, successors and assigns and representatives of the foregoing and their respective heirs and agents (collectively, the “Company Released Parties”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, liens, encumbrances, security interest (whether statutory or contractual), attachments, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or unliquidated, both at law and in equity related directly or indirectly to the relationship between the Creditor and the Company (a “Claim”), that the Creditor Party now has, has ever had or may hereafter have against the respective Company Released Parties, arising contemporaneously with, or prior to the date hereof (the “Release Date”).

3.       Representations and Warranties of Creditor. The Creditor hereby represents and warrants that:

(a) Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Creditor, and the Creditor has all requisite power and legal capacity to execute and deliver this Agreement and any other agreements executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and to perform their obligations hereunder. This Agreement, upon execution and delivery, will constitute the legal, valid and binding obligation of the Creditor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Creditor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement. .

4.       Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Creditor have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

5.       Consequences; Survival. The Creditor understands the meaning and legal consequences of representations and warranties contained in this Agreement and certifies that each of the representations and warranties is true and correct as of the date hereof, shall be true and correct as of the Effective Date. The representations and warranties of the Creditor contained in this Agreement shall survive the execution hereof until the second anniversary of the date of payment of the Payment Amount.

6.       Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

7.       Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida. Each party hereby consents that any and all actions or controversies arising under this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located in Palm Beach County, Florida.

8.       Further Assurances. The Creditor agrees to execute and deliver or cause to be executed and delivered from time to time such additional instruments, documents and agreements as the Company and its successors or assigns may reasonably request from time to time to carry out the terms of this Agreement.

9.       Subheadings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

10.       Jury Trial Waiver. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Satisfaction and Release Agreement as of the date first written above.

CREDITOR:

Dancing Bear Investments, Inc.,
a Florida corporation

		By:	/s/ Michael S. Egan
Michael S. Egan, President

AGREED TO AND ACCEPTED:

Theglobe.com, Inc.

By:	/s/ Robin S. Lebowitz
Robin Lebowitz
Vice President of Finance

Exhibit A

Notes/Lost Note Affidavit